Exhibit 5.1

[MCGUIREWOODS LLP LETTERHEAD]

December 18, 2007

The Great Atlantic & Pacific Tea Company
Two Paragon Drive
Montvale, NJ 07645

Re:     Shares Issued Pursuant to Shelf Registration Statement

Ladies and Gentlemen:

     This opinion is furnished in our capacity as special Maryland counsel for The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), in connection with the registration of 8,134,002 shares of common stock of the Company, par value $1.00 (the “Shares”), pursuant to a registration statement on Form S-3 (File No. 333-147935), which was filed with the Securities and Exchange Commission (“SEC”) on December 7, 2007 (the “Registration Statement”), which were offered pursuant to the prospectus accompanying the Registration Statement, as supplemented by a preliminary prospectus supplement relating to the Shares dated December 12, 2007 (the prospectus, the preliminary prospectus supplement and any amendments thereto, are, collectively, the “Prospectus”). Both the Registration Statement and the Prospectus were filed under the Securities Act of 1933, as amended (the “Securities Act”). Terms used and not defined herein shall have the meanings given to them in the Registration Statement.

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	the Articles of Incorporation of the Company, as amended and restated through September 6, 2007 (as filed as Exhibit 3.1 to the Registration Statement) (the “Charter”);

(b)	the Amended and Restated Bylaws of the Company, as amended and restated through December 3, 2007 (as filed as Exhibit 3.2 to the Registration Statement);

(c)	the resolutions of the Board of Directors of the Company adopted November 30, 2007;

(d)	the Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated as of November 26, 2007 (the “Certificate of Status”);

(e)	the Registration Statement;

(f)	the Prospectus; and

The Great Atlantic & Pacific Tea Company, Inc.
December 18, 2007

(g)	such other certificates, records and copies of executed originals, final forms and draft forms of documents as we deemed necessary for the purpose of this opinion.

     With respect to this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have not independently verified any factual matters or reviewed any documents other than the documents referred to above and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification or review.

      We have further assumed that (i) the consideration for the issuance of the Shares has been received and consists in whole or in part of money, tangible or intangible property, labor or services actually performed for the Company, a promissory note or other obligation for future payment in money, or contracts for labor or services to be performed; (ii) the Shares have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and Prospectus; and (iii) the Shares do not exceed the total number of shares of common stock of the Company available for issuance under the Charter less the number of shares now or hereafter reserved for issuance (other than the Shares). As to matters of fact, we have relied upon representations of officers of the Company.

     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of Maryland. In rendering our opinion in numbered paragraph (1) below, we are relying solely on the Certificate of Status.

     Based upon and subject to the foregoing, we are of the opinion that:

     1.      The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

     2.      The Shares are duly authorized, legally issued, fully paid and nonassessable.

The Great Atlantic & Pacific Tea Company, Inc.
December 18, 2007

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder. The opinions expressed herein are being delivered to you as of the date hereof and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ McGuireWoods LLP